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                                                                    Exhibit 10.1

                            SHARE PURCHASE AGREEMENT

         THIS AGREEMENT made the 1st day of October, 1996,

B E T W E E N:

                           CONNOLLY-DAW HOLDINGS INC., a corporation incorporated pursuant to the laws of the Province of Ontario (hereinafter referred to as "Connolly-Daw"), and 1199846 ONTARIO LTD., a corporation incorporated pursuant to the laws of the Province of Ontario (hereinafter referred to as "1199846"),

                           (hereinafter collectively referred to as the "Vendors"),

                                        OF THE FIRST PART;

                           - and -

                           DOUGLAS CONNOLLY and WENDY CONNOLLY, both of the City of Oakville, in the Province of Ontario,

                           (hereinafter collectively referred to as the "Connollys"),

                                        OF THE SECOND PART;

                           - and -

                           NTN INTERACTIVE NETWORK INC., a corporation amalgamated pursuant to the laws of Canada,

                           (hereinafter referred to as the "Purchaser"),

                                         OF THE THIRD PART.

         WHEREAS the Vendors beneficially own and control all of the issued and outstanding shares in the capital of Magic Lantern Communications Ltd., a corporation amalgamated pursuant to the laws of Canada (hereinafter

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                                       2

referred to as the "Company"), save and except for 1,000 Class A special shares in the capital of the Company which are beneficially owned and controlled by Telesat Canada;

         AND WHEREAS 1199846 beneficially owns and controls 20.1% of the issued and outstanding shares in the capital of 745695 Ontario Ltd., a corporation incorporated pursuant to the laws of the Province of Ontario (hereinafter referred to as "745695"), with the remaining 79.9% of the issued and outstanding shares in the capital of 745695 being beneficially owned and controlled by the Company;

         AND WHEREAS the Vendors desire to sell and the Purchaser desires to purchase the said issued and outstanding shares in the capital of the Company owned by the Vendors, all upon and subject to the terms and conditions hereinafter set forth;

         AND WHEREAS 1199846 desires to sell and the Purchaser desires to purchase the said issued and outstanding shares in the capital of 745695 owned by 1199846, all upon and subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consideration as to each of the parties hereto is hereby mutually admitted), the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

         (a) "Agreement" means this Share Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof;

         (b) "Business" means the businesses presently carried on by the Company and its Subsidiaries consisting of the marketing and distribution of video programming and other media resource material, the operation of a fulfillment service bureau, the operation of a video dubbing and production facility, and the operation of a digital conversion service bureau;


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         (c)      "Business Day" means a day other than a Saturday, Sunday or any day on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours;

         (d) "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the purchase price therefor as contemplated herein;

         (e) "Closing Date" means the 1st day of October, 1996, or such other date as the Parties may agree as the date upon which the Closing shall take place;

         (f) "Closing Time" means 10:00 o'clock a.m. Toronto time, on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place;

         (g) "Financial Statements" means the unaudited consolidated financial statements of the Company and its Subsidiaries for the period ended July 31, 1996, consisting of a balance sheet and a statement of income and retained earnings, as reported upon by Messrs. Harendorf, Lebane, Moss, Chartered Accountants, a copy of which is annexed as Schedule "A" hereto;

         (h) "Parties" means the Vendors, the Connollys and the Purchaser, collectively, and "Party" means any one of them;

         (i) "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association, and pronouns have a similarly extended meaning;

         (j) "Purchaser's Counsel" means Messrs. Walker, Head, Barristers and Solicitors, of Pickering, Ontario;

         (k) "Purchase Price" means the purchase price to be paid by the Purchaser to the Vendors for the Purchased Shares as provided in Article 2 hereof;

         (l) "Purchased Shares" means the 33,363 issued and outstanding common shares in the capital of the Company and the 201 issued and outstanding common shares in the capital of 745695, all as shown in Schedule "B" hereto;


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         (m)      "Subsidiaries" means the corporations listed in Schedule "C"
                  hereto and "Subsidiary" means any one of the said corporations listed in Schedule "C" hereto, all of the issued and outstanding securities of which are beneficially owned and controlled as follows, as shown in the said Schedule:

                  (i) Sonoptic Technologies Inc. - 75% of the issued and outstanding securities of which are beneficially owned and controlled by the Company, with the remaining 25% being beneficially owned and controlled by Provincial Holdings Ltd.;

                  (ii) 745695 - 79.9% of the issued and outstanding securities of which are beneficially owned and controlled by the Company, with the remaining 20.1% being beneficially owned and controlled by 1199846;

                  (iii) B.C. Learning Connection Inc. - all of the issued and outstanding securities of which are beneficially owned and controlled by 745695; and

         (n) "Vendors' Counsel" means Messrs. Jackson L. Chercover, Q. C., Barristers and Solicitors, of Toronto, Ontario.

         Terms defined in the preamble to this Agreement shall have the same meanings herein as are ascribed thereto in the preamble.

1.2 Gender and Number - Words importing the singular include the plural and vice versa; words importing gender include all genders.

1.3 Entire Agreement - This Agreement, including the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supercede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.4 Waivers, etc. - No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement, in whole or in part, shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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1.5 Other Words and Phrases - In this Agreement, unless otherwise expressly provided, (i) the words "hereof", "herein", "hereto" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, paragraph or other subdivision, and (ii) all references to designated "Articles", "Sections", "Subsections", "paragraphs" or other subdivisions are to the designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement.

1.6 Headings - The Article and Section headings contained herein are included solely for convenience of reference, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.7 Applicable Law - This Agreement and the rights, obligations and relations of the Parties shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the courts of Ontario shall have exclusive jurisdiction to entertain any action in connection with this Agreement.

1.8 Currency - Unless otherwise specified, all references to currency herein are deemed to mean lawful money of Canada, and all amounts to be paid or calculated pursuant to this Agreement are to be paid or calculated in lawful money of Canada.

1.9 Accounting Terms - All accounting terms shall have the meanings ascribed to them in accordance with generally accepted accounting principles, and all references to "generally accepted accounting principles" shall be deemed to be, unless otherwise specified, reference to accounting principles which are generally accepted in Canada.

1.10 Schedules - The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be an integral part hereof:

         Schedule "A"      -     Financial Statements
         Schedule "B"      -     Particulars of Purchased Shares; Information
                                 re: Authorized and Issued Capital
         Schedule "C"      -     List of Subsidiaries and Share Capital Thereof
         Schedule "D"      -     Undisclosed Liabilities
         Schedule "E"      -     Liens, Charges and Encumbrances
         Schedule "F"      -     Equipment and Other Personal Property Leases
         Schedule "G"      -     Real Property Leases


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         Schedule "H"      -     Legal Descriptions of Real Property Owned
         Schedule "I"      -     Standard Form Distribution Rights Agreement
         Schedule "J"      -     Employment Contracts, Directors, Officers,
                                 Employees and Independent Contractors
         Schedule "K"      -     Other Material Contracts
         Schedule "L"      -     Litigation
         Schedule "M"      -     Description of Insurance Policies
         Schedule "N"      -     Bank Accounts, etc.
         Schedule "O"      -     Intellectual and Industrial Property
         Schedule "P"      -     Vehicular Equipment Owned or Leased
         Schedule "Q"      -     Addresses of Company and Subsidiaries
         Schedule "R"      -     Promissory Note (Connolly-Daw)
         Schedule "S"      -     Promissory Note (1199846)

                                    ARTICLE 2
                                PURCHASE AND SALE

2.1 Purchase Price - At the Closing Time, the Vendors shall sell and the Purchaser shall purchase the Purchased Shares for an aggregate purchase price of $1,450,000.00, $903,133.00 of which is payable to Connolly-Daw and $546,867.00 of which is payable to 1199846.

2.2      Action by Vendors and Purchaser at the Closing Time -

(a) Delivery of Certificates, etc. - The Vendors shall transfer and deliver to the Purchaser at the Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer. The Vendors shall take such steps as shall be necessary to cause the Company and 745695 to enter the Purchaser or its nominee upon the books of the Company and 745695 respectively as the holder of the Purchased Shares and to issue share certificates to the Purchaser or its nominee representing the Purchased Shares;

(b) Payment to the Vendors - The Purchase Price specified in Section 2.1 shall be paid and satisfied by the delivery by the Purchaser to the Vendors at the Closing of the following:

         (i) a certified cheque or bank draft payable to or to the order of Connolly-Daw in the amount of $200,000.00;

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         (ii)     a promissory note in favour of Connolly-Daw in the form set out in Schedule "R" hereto in the amount of $703,133.00; and

         (iii) a promissory note in favour of 1199846 in the form set out in Schedule "S" hereto in the amount of $546,867.00.

2.3 Place of Closing - The Closing shall take place at the Closing Time at the offices of the Purchaser's Counsel or at such other place as may be agreed upon by the Vendors and the Purchaser.

2.4 Tender - Any tender of documents or money hereunder may be made upon the Parties or their respective counsel, and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendors and the Connollys - The Vendors and the Connollys hereby jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

(a) Organization and Valid Existence; the Vendors - The Vendors are corporations duly incorporated and organized and are validly existing under the laws of the Province of Ontario and the Vendors have all necessary corporate power, authority and capacity to own and dispose of the Purchased Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Vendors.

(b) Enforceability of Obligations - This Agreement constitutes a valid and binding obligation of the Vendors enforceable against them in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)      Right to Sell - The Vendors:

         (i) are the sole beneficial owners of the Purchased Shares, which shares constitute all the issued and outstanding shares in the capital of the Company and 745695 save and except for 1,000 Class A special shares in the capital of the Company which are beneficially owned and controlled by Telesat Canada and 799 common shares in the capital of 745695 which are beneficially owned and controlled by the Company;

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         (ii)     have the exclusive right to dispose of the Purchased Shares as herein provided and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law to which the Vendors are a party or subject or by which the Vendors are bound or affected; and

         (iii) are the holders of record of all the Purchased Shares, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of the Purchaser hereunder) and no Person (other than the Purchaser hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Purchased Shares;

(d) Licences, Registrations and Compliance - The Company and the Subsidiaries are registered, licensed or otherwise qualified as a corporation to do business in each jurisdiction in which the nature of their businesses or the property owned or leased by them makes such registration, licensing or other qualification necessary, and such registrations, licences or qualifications (as the case may be) are in good standing. Neither the Company nor any of the Subsidiaries are in violation of any applicable laws, regulations, orders, rules, decrees or ordinances. The Company and the Subsidiaries have offices in the Provinces of Ontario, New Brunswick and British Columbia and only at the addresses listed in Schedule "Q" hereto. Neither the Company nor any Subsidiary have in the past three years had offices at addresses other than those listed in Schedule "Q" hereto;

(e) Organization and Valid Existence: the Company - The Company is a corporation duly amalgamated and organized and is validly existing under the laws of Canada, and has all necessary corporate power, authority and capacity to own and lease its property and assets (including, without limitation, the property and assets shown in the Financial Statements) and to carry on the Business as presently conducted by it;

(f) Subsidiaries - The Company has no subsidiaries other than the Subsidiaries listed in Schedule "C" hereto. Each such Subsidiary is duly incorporated or continued and organized and validly exists under the laws of its jurisdiction of incorporation or continuance, as the case may be. The respective jurisdictions of incorporation or continuance, as the case may be, and the shares in the capital of such Subsidiaries issued to or in favour of the Company and/or any other


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         shareholder thereof are as set forth in Schedule "C". All such shares have been duly and validly issued, are outstanding as fully paid and non-assessable shares in the capital of the respective Subsidiaries and are owned beneficially and of record by the respective shareholders, free and clear of any liens, charges, encumbrances or rights of others. No options, warrants or other rights to purchase shares or other securities of any of the Subsidiaries have been authorized or agreed to be issued or are outstanding;

(g) Capitalization - The authorized and issued share capital of the Company is as set forth in Schedule "B" hereto. All such issued share capital has been duly and validly issued and is outstanding as fully paid and non-assessable shares in the capital of the Company. No options, warrants or other rights to purchase shares or other securities of the Company have been authorized or agreed to be issued or are outstanding;

(h) Financial Statements - The Financial Statements are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period. The Financial Statements present a true and complete statement of the consolidated financial condition and assets and liabilities of the Company and its Subsidiaries as at July 31, 1996 and the other statement comprising the Financial Statements, being the statement of income and retained earnings, accurately sets forth the results of the operations of the Company and its Subsidiaries on a consolidated basis throughout the period covered thereby;

(i) Absence of Undisclosed Liabilities - Except to the extent reflected or reserved against in the Financial Statements or incurred subsequent to the date thereof and disclosed in Schedule "D" and except as incurred in the ordinary and usual course of the Business of the Company or its Subsidiaries, neither the Company nor any Subsidiary has any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles;

(j) Net Worth - The consolidated tangible net worth (paid-up capital plus earned and contributed surpluses) of the Company and its Subsidiaries, calculated in accordance with generally accepted accounting principles (applied on a basis consistent with those applied in connection with the Financial Statements) is not less than the consolidated tangible net worth of the Company and its Subsidiaries as at the date of, and as set forth in the Financial Statements;

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(k)      Tax Matters - Each of the Company and each Subsidiary has duly and timely filed all federal, provincial and local income, franchise, capital, sales or use, excise, fuel, property or other tax returns or reports required by any law or regulation to be filed by it and has duly paid all taxes, assessments and reassessments, and all other taxes, duties, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof, save and except that,

         (i) the tax return for Sonoptic Technologies Inc. for the fiscal year ended September 30, 1995 was filed in September, 1996;

         (ii) the tax liability of the Company for the fiscal year ended September 30, 1995 has not been paid, given that the said tax liability will be offset by a loss carry back based on the tax return filed for the Company for the six month period ended March 31, 1996, all of which will result in a net refund to the Company; and

         (iii) the tax liability of 745695 for the fiscal year ended September 30, 1995, being approximately $2,000.00, has not yet been paid.

         Neither the Company nor any Subsidiary has received from any authority any assessment, reassessment or notice of underpayment of any taxes or other charges and no such notice is reasonably to be expected.

         The most recent year for which the federal income tax liability of the Company and the Subsidiaries has been reviewed and finally determined by the applicable authorities is its fiscal year ended September 30, 1995. 745695 has not yet been assessed by the Province of Ontario for the fiscal year ended September 30, 1995. There is no misrepresentation that is attributable to neglect, carelessness, wilful default or fraud in tax returns previously filed.

         No consents extending or waiving the time limited for reassessment of any taxes, duties, governmental charges, penalties, interest or fines, or any statutes of limitations related thereto have been filed with respect to the Company or any Subsidiary for any fiscal year.

         Each of the Company and the Subsidiaries has withheld from each payment made to any of its officers, former officers, directors, former directors, and employees and former employees the amount of all taxes and other deductions (including without limitation, income taxes,

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                                       11

         unemployment, disability and other required taxes and contributions) required to be withheld and has paid the same together with the employer's share of same, if any (to the extent required to be paid so no such amount is past due), to the proper tax or other receiving officers within the prescribed times and has filed, in complete and accurate form, all information and other returns required pursuant to any applicable legislation within the prescribed times.

         The provision made for taxes included in the Financial Statements is sufficient for the payment of all accrued and unpaid federal, provincial and local income, franchise, capital, sales or use, excise, fuel, property or other taxes, assessments and reassessments, duties, governmental charges, penalties, interest and fines of, and payable by, the Company and the Subsidiaries whether or not disputed, for the period ended on such date and for all periods prior thereto.

(l) Absence of Changes - Since the date of the Financial Statements there has not been:

         (i) any material change in the condition or operations of the business, assets or financial condition of the Company or its Subsidiaries other than changes in the ordinary and normal course of business, none of which has been materially adverse; or

         (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets, properties or future prospects of the Company or its Subsidiaries;

(m) Absence of Unusual Transactions - Since the date of the Financial Statements neither the Company nor any Subsidiary has:

         (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

         (ii) incurred or assumed any obligation or liability (fixed or contingent), except those listed in Schedule "D" hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

         (iii) issued or sold any shares in its capital or any warrants, bonds, debentures or other securities of the Company or any Subsidiary or issued, granted or delivered any right, option or other commitment for the issuance of any such shares, warrants, bonds, debentures or other securities;

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                                       12

         (iv) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Financial Statements and liabilities incurred since the date thereof in the ordinary and normal course of business;

         (v) declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

         (vi) suffered any operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company or the Subsidiary, as the case may be;

         (vii) amended or changed or taken any action to amend or change its articles or by-laws;

         (viii) made any general wage or salary increases in respect of personnel which it employs;

         (ix) except as disclosed in Schedule "E" hereto, mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or;

         (x) authorized or agreed or otherwise become committed to do any of the foregoing;

(n) Title to Properties - Except as disclosed in the Financial Statements or in Schedule "E" hereto, the Company and its Subsidiaries have good and marketable title to all their respective properties, interests in properties and assets, real and personal, including without limitation those reflected in the Financial Statements or acquired since the date of the Financial Statements (except as since transferred, sold or otherwise disposed of in the ordinary and usual course of business), free and clear of all mortgages, pledges, liens, encumbrances or other charges of any kind or character;


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                                       13

(o) Leased Equipment - Schedule "F" sets forth a true and complete list of all equipment, other personal property and fixtures in the possession or custody of the Company and/or its Subsidiaries which, as of the date hereof, is leased or held under licence or similar arrangement and of the leases, licenses, agreements and other documentation relating thereto.

(p) Collectibility of Accounts Receivable - The accounts receivable shown in the Financial Statements or acquired subsequent to the date thereof and prior to the date of this Agreement by the Company or its Subsidiaries either have been collected or are good and collectible within 120 days of the date the invoice in respect thereof was issued at the aggregate recorded amounts thereof (subject to no defence, counterclaim or set off), except to the extent of any reserves provided for such accounts in the Financial Statements as adjusted in the ordinary and usual course of business, and except for an account rendered to Hascom Television Distributors Limited in May/June of 1996 in the amount of $47,294.00, which amount shall be paid as follows:

         (i)      $5,777.76 on September 1, 1996;

         (ii) $5,777.78 on each of December 1, 1996, March 1, 1997, June 1, 1997, September 1, 1997, December 1, 1997, March 1, 1998, June 1, 1998 and September 1, 1998;

(q) Lease of Real Property - Neither the Company nor any Subsidiary is a party to or bound by any leases of real property other than those referred to in Schedule "G" hereto, and all interests held by the Company and its Subsidiaries as lessees under such leases are free and clear of any and all liens, charges and encumbrances of any nature and kind whatsoever.

         All rental and other payments required to be paid by the Company or any Subsidiary, as lessees, pursuant to such leases have been duly paid.

         Such leases are in full force and effect without amendment thereto and neither the Company nor any Subsidiary is otherwise in default in meeting its obligations contained in any such lease, and none of the lessors thereto are in default in meeting their obligations contained in any such lease;

(r) Real Property - Particulars of all real property owned by the Company and its Subsidiaries are set forth in Schedule "H" hereto, and from the date hereof to and including the Closing Date the Purchaser or its agents shall, during normal business hours and upon reasonable notice, be entitled, at the Purchaser's own cost and expense, to attend upon and inspect the said real property and the buildings and improvements located thereon;


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                                       14

(s) Use - The buildings and improvements located on the real property referred to in paragraph (r) of this Section 3.1, the operation and maintenance thereof as now operated and maintained and the purposes for which they are presently being used, are not in breach in any material respect of any statute, by-law, ordinance, regulation, covenant, restriction or official plan (collectively the "Laws"), none of such buildings and improvements encroaches upon any other lands and there are no restrictive covenants or Laws which in any restrict or prohibit the use of the said buildings, improvements and real property for the purposes for which they are presently being used.

         All buildings and other structures located on the real property referred to in paragraph (r) of this Section 3.1 are not now and have never been insulated with urea formaldehyde foam insulation, nor do such buildings or structures contain any aluminum wiring or friable asbestos or any other substance containing a type of asbestos or asbestos product which is a hazardous product, toxic or priority substance or any other substance deemed hazardous or regulated by any laws or regulations of Canada or the Province of Ontario in force at the date hereof;

(t) Condition of Assets - All material tangible assets of the Company and its Subsidiaries used in or in connection with the Business are in good condition, repair and (where applicable) proper working order, reasonable wear and tear excepted;

(u) Distribution Rights Agreements - Annexed hereto as Schedule "I" is the standard form of distribution rights agreement entered into by the Company with its suppliers, wherein the Company obtains from the said suppliers the right to distribute their video programs, and none of the distribution rights agreements entered into by the Company with the said suppliers and in existence at the date hereof varies materially from the standard form annexed hereto as Schedule "I". Also set forth in Schedule "I" hereto is a complete list of all suppliers who have executed a distribution rights agreement with the Company, including the number of video titles covered thereby and such other particulars as are therein set forth;

(v) Employment Contracts - Except as set out in Schedule "J" hereto, neither the Company nor the Subsidiaries have any written contracts of employment with any employees or any oral contracts of employment with any employees, and neither the Company nor the Subsidiaries have any employees who cannot be dismissed on not more than four months' notice without further liability, save and except David Stock. There is set forth in Schedule "J" hereto the names and titles of all the directors, officers and employees of the Company and each Subsidiary, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits, positions held and date of commencement of employment. The employment records of the Company and each Subsidiary are true, complete and correct;

         Also set forth in Schedule "J" hereto is a complete list of all independent contractors, sub-contractors, and agents which are presently engaged by the Company or the Subsidiaries pursuant to contract, understanding or arrangement, written or oral, together with particulars of the material terms and conditions of the contract, understanding or arrangement.

         Neither the Company nor the Subsidiaries have any union or collective labour, pension, deferred profit sharing, stock option or other similar agreement and no attempts are being made by any trade union or employee association to organize or represent any employees of the Company or the Subsidiaries.

         There is not now any circumstances or conduct which could result in the filing of an unfair labour practice complaint; any such complaints previously raised and currently ongoing and the current status thereof are particularized in Schedule "L". No contracts, agreements or arrangements with any employees or unions shall be entered into by the Company or the Subsidiaries between the date hereof and the Closing Date except with the prior written consent of the Purchaser. As well, between the date hereof and the Closing Date there will be no material increase in the compensation (monetary or otherwise) of the employees of the Company or the Subsidiaries without the prior written consent of the Purchaser;

(w) Material Contracts - Except for the liens, charges and encumbrances listed in Schedule "E", the equipment and other personal property leases and agreements referred to in Schedule "F", the real property leases listed in Schedule "G", the employment contracts listed in Schedule "J" and the contracts and agreements listed in Schedule "K", neither the Company nor any Subsidiary is a party to or bound by any material contract or commitment whether oral or written. The contracts and agreements listed in Schedule "K" are all in full force and effect unamended and no material default exists in respect thereof on the part of any of the parties thereto. Such contracts and agreements include all the presently outstanding material contracts entered into by the Company and its Subsidiaries in the course of carrying on their respective businesses and all quotations, orders or tenders for such contracts which remain open for acceptance. The Company and its Subsidiaries have the capacity, including the necessary personnel, equipment and supplies, to perform all their obligations thereunder;

(x) Absence of Guarantees - Neither the Company nor any Subsidiary has given or agreed to give, or is a party to or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which the Company or such Subsidiary is, or is contingently, responsible for such indebtedness or other obligation;

(y) Absence of Conflicting Agreements - Neither the Company nor any Subsidiary is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened, breached by or under which default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

(z) Litigation - Except as disclosed in Schedule "L" hereto, there is no suit, action, litigation, arbitration proceeding, governmental proceeding or hearing before an administrative tribunal, including appeals and applications for review, in progress, pending or threatened against or relating to the Company or its Subsidiaries or affecting its or their properties or business which, if determined adversely to the Company or its Subsidiaries, might materially and adversely affect the properties, business, future prospects or financial condition of the Company or its Subsidiaries. Except as shown in the said Schedule, there is not presently outstanding against the Company or any Subsidiary any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

(aa) Bank Accounts, etc. - There is set forth in Schedule "N" hereto the name of each bank or other depository in which the Company and each Subsidiary maintains any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto;

(bb) Residence of the Vendors - The Vendors are not non-residents of Canada for the purposes of the Income Tax Act (Canada);

(cc) Insurance - The Company and each Subsidiary maintain such policies of insurance, issued by responsible insurers, as are appropriate to their Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets; all such policies of insurance are in full force and effect and neither the Company nor any Subsidiary is in default, whether as to the payment of premium or otherwise, under the terms of any such policy.

         Schedule "M" hereto sets forth a true and complete list of all such insurance policies presently maintained by the Company and the Subsidiaries together with a brief description of each such policy including the type of policy, name of insurer, coverage limits, expiration dates and annual premiums;

(dd) Intellectual and Industrial Property - Attached as Schedule "O" is a true and correct schedule (including the appropriate registration numbers and expiration dates, if applicable) identifying all patents, patent rights or licences, patent applications, trade marks, trade mark registrations and applications, trade mark rights, trade names, trade secrets, service marks and applications therefore, copyrights and copyright registrations and copyright applications used in whole or in part in or required for the proper carrying on of the Business (collectively, the "Trade Marks"). The Trade Marks, both domestic and foreign, if any, are validly and beneficially owned by the Company or the Subsidiaries (as the case may be) with the right to use the same, and are in good standing and duly registered in all appropriate offices in Canada, Ontario, New Brunswick and British Columbia in order to preserve the rights thereof and thereto. The Company or the Subsidiaries or any of them (as the case may be) own or have the right to use the Trade Marks, and all intellectual and industrial property and technology necessary to carry on the Business in the ordinary and normal course and have taken all reasonable precautions in Canada, Ontario, New Brunswick and British Columbia to protect the Trade Marks, and all such intellectual and industrial property and technology. The operation of the Business does not infringe upon the intellectual or industrial property or technology of any other Person;

(ee) Vehicular Equipment - Schedule "P" contains a list of all vehicular equipment owned or leased by the Company and its Subsidiaries. Such vehicular equipment is in roadworthy condition and is capable of satisfying the inspection requirements and performance standards prescribed by the Highway Traffic Act (Ontario) and the Regulations thereto, as may be amended from time to time, for its particular type or class;

(ff) Copies of Agreements, etc. - True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in Schedules "E", "F", "G", "I", "J", "K" and "M" have been delivered to the Purchaser;

(gg) Corporate Records - The corporate records and minute books of the Company and each of the Subsidiaries contain complete and accurate copies of all by-laws of such corporations and minutes of all meetings and resolutions of the directors and shareholders of such corporations; all such meetings were duly called and held, all such by-laws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers and registers of directors of the Company and each of the Subsidiaries are complete and accurate in all material respects;

(hh) Books of Account - The books and records of account of the Company and each of the Subsidiaries fairly and correctly set out and disclose in all material respects and in accordance with generally accepted accounting principles, consistently applied, the financial position of the Company and each of the Subsidiaries as of the date hereof and all material financial transactions of the Company and each of the Subsidiaries have been accurately recorded in such books and records;

(ii) Third Party Approvals - There are no approvals, consents or waivers required to be obtained or applications required to be filed from or with governmental authorities in Canada or from any other Person whatsoever, including pursuant to any contracts containing prohibitions to the within transactions, in order to permit the transactions contemplated herein or to preserve the Business and/or assets of the Company and/or the Subsidiaries;

(jj) Compliance with Environmental Laws - The Company, the Subsidiaries and the Business are in compliance with and have always been in compliance with all, and do not violate, and have not violated any, applicable federal, provincial, municipal or local laws, regulations, orders, governmental decrees, ordinances or any and all other legislation or regulatory instruments with respect to environmental, health or safety matters (collectively, "Environmental Laws").

         The Company and the Subsidiaries have never been charged with or convicted of any offence under Environmental Laws.

         None of the Company or the Subsidiaries is required to hold any licence, permit or approval under any Environmental Laws for any reason whatsoever (including in connection with the operation of the Business). None of the Company or the Subsidiaries have received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made in respect of any of the assets owned or used by them or any of them as a condition of continued compliance with any Environmental Laws;
         None of the Company or the Subsidiaries have received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made in respect of any of the assets owned or used by them or any of them as a condition of continued compliance with any Environmental Laws;

(kk) Employment Equity - None of the Company or the Subsidiaries have received notice of any proposed or pending compliance review in respect of employment equity and no sanctions have been imposed on any of them for failing to honour their commitment to employment equity;

(ll) 1113659 Ontario Ltd. ("1113659") - 1113659 is a corporation duly incorporated and validly existing under the laws of Ontario. 1113659 has no assets or liabilities and has never in the past carried on business. At present, the authorized capital of 1113659 consists of an unlimited number of Class "A" special shares, an unlimited number of Class "B" special shares and an unlimited number of common shares, of which none of the Class "A" special shares, none of the Class "B" special shares and 1,000 of the common shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares. In respect of the said 1,000 issued and outstanding common shares, 660 are beneficially owned and controlled by Connolly-Daw, 300 are beneficially owned and controlled by Cornpepper Productions Ltd. and 40 are beneficially owned and controlled by Jackson L. Chercover. No options, warrants or other rights to purchase shares or other securities of 1113659 have been authorized or agreed to be issued or are outstanding. The Company has made arrangements to acquire, at a cost of $1,000.00, 50% of the issued and outstanding common shares of 1113659 on or before October 11, 1996, with the remaining 50% being acquired by International Tele-Film Enterprises Ltd. ("International") at the same time, with the net result being that, as soon as the said share transfers have been completed, 50% of the issued and outstanding common shares of 1113659 will be beneficially owned and controlled by the Company, with the remaining 50% being beneficially owned and controlled by International;

(mm) Full Disclosure - None of the foregoing representations, warranties and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Company, the Subsidiaries and 1113659 and their respective properties, business and affairs.

3.2 Representations and Warranties of the Purchaser - The Purchaser hereby represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

(a) Organization and Valid Existence - The Purchaser is a corporation duly amalgamated and organized and is validly existing under the laws of Canada and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser;

(b) Enforceability of Obligations - This Agreement constitute a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(c) Residence of the Purchaser - The Purchaser is not a non-Canadian within the meaning of the Investment Canada Act.

3.3 No Broker - Each of the Parties represents and warrants to the others that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other party in such manner as to give rise to any valid claims against any of the Parties for a brokerage commission, finder's fee or other like payment.

3.4 Non-Waiver - No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendors herein or pursuant hereto.

3.5 Nature and Survival of Representations, Warranties and Covenants - All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party hereunder. All representations, warranties, covenants and agreements herein contained on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of share or security transfer instruments and other documents of title to the Purchased Shares and the payment of the consideration therefor, provided that:

(a) the representations and warranties contained in Section 3.1 (except with respect to tax matters), Section 3.2 and Section 3.3 shall only survive for a period of three (3) years from the Closing Time (such time hereinafter called the "Warranty Expiry Time"); and

(b) the representations and warranties in respect of tax matters relating to fiscal years:

         (i) in respect of which the Canadian Minister of National Revenue has the right to assess, reassess or make additional assessments pursuant to the Income Tax Act (Canada) as amended from time to time; or

         (ii) in respect of which any taxation authority of competent jurisdiction administering any tax legislation pursuant to which any of the Company or the Subsidiaries is required to report its income or file an income tax return has the right to assess, reassess or make additional assessments pursuant to the taxation legislation of such jurisdiction, shall survive until the date following the day that the rights of assessment or reassessment referred to in this sentence cease (such time hereinafter called the "Tax Warranty Expiry Time").

         If no claim has been made against a Party hereto with respect to any incorrectness or misrepresentation in any such representation or warranty prior to the Warranty Expiry Time or within thirty (30) days of the expiry of the Tax Warranty Expiry Time, such Party shall have no further liability hereunder with respect to such representation and warranty.

                                    ARTICLE 4
                     CONDITIONS PRECEDENT TO THE PERFORMANCE
                       BY THE PURCHASER AND THE VENDORS OF
                     THEIR OBLIGATIONS UNDER THIS AGREEMENT

4.1 Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, in all materials respects, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

         (a) Truth and Accuracy of Representations of Vendors at the Closing Time - All of the representations and warranties of the Vendors made in or pursuant to this Agreement, including, without limitation, the representations and warranties made by the Vendors and set forth in Sections 3.1 and 3.3 hereof, shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or by transactions in the ordinary and normal course of business), and the Purchaser shall have received a certificate from a duly authorized senior officer of each of the Vendors and from the Connollys confirming the truth and correctness of the representations and warranties of the Vendors and the Connollys contained herein;

         (b) Performance of Obligations - The Vendors shall have performed or complied with, in all respects, all of their obligations, covenants and agreements hereunder;

         (c) Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendors of their obligations under this Agreement shall be satisfactory to the Purchaser and Purchaser's Counsel and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and Purchaser's Counsel;

         (d) Opinion of Counsel for the Vendors and the Company - The Purchaser shall have received from Vendors' Counsel an opinion dated the Closing Date, in form and substance satisfactory to Purchaser's Counsel, confirming such matters in regard to the Vendors, the Company, the Subsidiaries and the Business as are customary in transactions of this nature;

         (e) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof, shall have been obtained on or before the Closing Time;

                  The Vendors shall have obtained and delivered to the Purchaser written consents, in form and substance satisfactory to the Purchaser, to the transactions contemplated herein which are required pursuant to the personal property leases and agreements referred to in Schedule "F", the real property leases referred to in Schedule "G", the employment contracts referred to in Schedule "J" and the contracts and agreements listed in Schedule "K", including, without limiting the generality of the foregoing, such acknowledgements and confirmations of good standing from the lessors in respect of the real property leases referred to in Schedule "G" hereto as may be reasonably requested by the Purchaser;

         (f) Directors and Officers of the Company and Subsidiaries - The board of directors of the Company and each Subsidiary at the Closing Time shall consist of persons nominated by the Purchaser and there shall have been delivered to the Purchaser on or before the Closing Time the resignations of such persons as the Purchaser shall direct who are presently directors and/or officers of the Company and each Subsidiary from such positions and duly executed comprehensive releases from each such person and from the Vendor of all their claims respectively, against the Company and each Subsidiary, except for any claims for current unpaid remuneration;

         (g) Management Agreement - Connolly-Daw shall have entered into a management agreement with the Company upon terms satisfactory to the Purchaser, under which Connolly-Daw shall provide the services of the Connollys to the Company for a period of 11 months following Closing;

         (h) Indemnity - Connolly-Daw and each of the Connollys shall have entered into an indemnity agreement in favour of the Company upon terms and conditions satisfactory to the Purchaser, in respect of the management agreement referred to in Subsection 4.1(g) hereof;

         (i) Employment Agreements - Each of the Connollys shall have entered into an employment agreement with the Company upon terms satisfactory to the Purchaser, under which the Connollys shall be employed by the Company for a period of two years commencing on September 1, 1997;

         (j) Option Agreements - Each of the Vendors shall have entered into an option agreement with the Purchaser and NTN Canada, Inc. upon terms satisfactory to the Purchaser and NTN Canada, Inc., relating to the common shares in the capital of NTN Canada, Inc. referred to in the promissory notes annexed as Schedules "R" and "S" hereto respectively;

         (k) Non-Competition, etc. - There shall have been delivered to the Purchaser from the Connollys an executed non-competition, non-solicitation and confidentiality agreement, which agreement shall provide that, for a period of 35 months (subject to an increase to 47 months in the case of Douglas Connolly in the event of certain specified circumstances) from the Closing, the Connollys shall not, either alone or in conjunction with any individual, firm, corporation, association or other entity (except for the Company, the Subsidiaries, the Purchaser or their affiliates), whether as principal, agent, shareholder or in any other capacity whatsoever;

                  (i) carry on, be engaged in, concerned with or interested in, or give financial assistance to, directly or indirectly, any undertaking which is in whole or in part competitive with any of the businesses carried on by the Company and its Subsidiaries, or any of them, within the respective territories in which such businesses are then carried on (except for any equity share investment in a public company whose shares are listed on a recognized stock exchange where such share investment does not in the aggregate exceed five per cent (5%) of the issued equity shares of such company);

                  (ii) attempt to solicit any suppliers, employees or customers away from the Company or any Subsidiary;

                  (iii) take any act as a result of which the relations between the Company or its Subsidiaries and its or their customers, employees or others may be impaired or which may otherwise be detrimental to the Business;

                  (iv) divulge to any Person any name, address or requirement of any customer of the Company or its Subsidiaries; or

                  (v) divulge to any Person any process, method or device of the Business or any other confidential or financial information in respect of the Company or its Subsidiaries.

         (l) No Fire Damage - No substantial damage by fire or other hazard to the assets of the Company shall have occurred from the date hereof to the Closing Date; and

         (m) Litigation - On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

4.2 Vendors' Conditions - The obligations of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by them in whole or in part):

         (a) Truth and Accuracy of Representations of Purchaser at Closing Time - All of the representations and warranties of the Purchaser made in or pursuant to this Agreement, including, without limitation, the representations and warranties made by the Purchaser and set forth in Sections 3.2 and 3.3 hereof, shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time and the Vendors shall have received a certificate from a duly authorized senior officer of the Purchaser confirming the truth and correctness of the representations and warranties of the Purchaser contained herein;

         (b) Performance of Obligations - The Purchaser shall have performed or complied with, in all respects, all of its obligations, covenants and agreements hereunder;

         (c) Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendors and Vendors' Counsel and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendors and Vendors' Counsel;

         (d) Management Agreement - The Company shall have entered into a management agreement with Connolly-Daw upon terms satisfactory to Connolly-Daw, under which Connolly-Daw shall provide the services of the Connollys to the Company for a period of 11 months following Closing;

         (e) Indemnity - The Purchaser shall have entered into an indemnity agreement in favour of Connolly-Daw upon terms and conditions satisfactory to Connolly-Daw, in respect of the management agreement referred to in Subsection 4.2(d) hereof;

         (f) Employment Agreements - The Company shall have entered into an employment agreement with each of the Connollys upon terms satisfactory to the Connollys, under which the Connollys shall be employed by the Company for a period of two years commencing on September 1, 1997;

         (g) Indemnities - The Purchaser shall have entered into a separate indemnity agreement in favour of each of the Connollys upon terms and conditions satisfactory to the Connollys, in respect of the employment agreements referred to in Subsection 4.2(f) hereof;

         (h) Option Agreements - The Purchaser and NTN Canada, Inc. shall have entered into an option agreement with each of the Vendors, upon terms satisfactory to the Vendors, relating to the common shares in the capital of NTN Canada, Inc. referred to in the promissory notes annexed as Schedules "R" and "S" hereto respectively;

         (i) Undertakings - NTN Canada, Inc. shall have executed and delivered an undertaking in favour of each of the Vendors upon terms and conditions satisfactory to the Vendors, in respect of the common shares in the capital of NTN Canada, Inc. referred to in the promissory notes annexed as Schedules "R" and "S" hereto respectively;

         (j) Loans - The Purchaser shall have loaned to the Company the sum of $400,000.00 upon terms and bearing such rate of interest as shall be satisfactory to the Company, approximately $200,000.00 of which funds shall be used by the Company to retire its indebtedness with Cornpepper Productions Ltd., with the balance being applied by the Company against its outstanding indebtedness with the Royal Bank of Canada; and

         (k) Litigation - On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

                                    ARTICLE 5
                         OTHER COVENANTS OF THE PARTIES

5.1 Conduct of Business Prior to Closing - During the period from the date of this Agreement to the Closing Time, the Vendors will cause the Company and its Subsidiaries to do the following:

         (a) Conduct Business in Ordinary Course - Except as otherwise contemplated or permitted by this Agreement, to conduct their respective businesses in the ordinary and normal course thereof and not, without the prior written consent of the Purchaser, to enter into any transaction which if effected before the date of this Agreement would constitute a material breach of the representations, warranties or agreements contained herein;

         (b) Continue Insurance - To continue in force all existing policies of insurance presently maintained by the Company and its Subsidiaries as set forth on Schedule "M" hereto;

         (c) Perform Obligations - To comply with all laws affecting the operation of the Business and to pay all required taxes and tax installments; and

         (d) Prevent Certain Changes - Not, without the prior written consent of the Purchaser, to take any of the actions, do any of the things or perform any of the acts described in paragraphs (i) to (x) inclusive of Subsection 3.1(m).

5.2 Access for Investigation - The Vendors shall cause the Company and its Subsidiaries to permit the Purchaser and its employees, agents, counsels and accountants or other representatives, between the date hereof and the Closing Time, without interference to the ordinary conduct of the Business of the Company and the Subsidiaries and at the Purchaser's sole cost and expense, to have free and unrestricted access during normal business hours to the premises and to all books, accounts, records and other data of the Company and the Subsidiaries (including, without limitation, all corporate, accounting and tax records of the Company and the Subsidiaries) and to the properties and assets of the Company and the Subsidiaries and to furnish with respect to the business, properties and assets of the Company and the Subsidiaries as the Purchaser shall from time to time reasonably request to enable confirmation of the matters warranted in Section 3.1 hereof. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Purchaser shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of the Company and its Subsidiaries. Until the Closing Time, and in the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Purchaser will use its best efforts to keep confidential any information (unless readily available from public or published information or sources) obtained from the Company, any Subsidiary or the Vendors. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material obtained from any Person in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the Person which provided such material.

5.3 Actions to Satisfy Closing Conditions - Each of the Parties hereby agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in Article 4 hereof which are for the benefit of any other Party.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1 Mutual Indemnifications for Breaches of Warranty, etc. - The Vendors and the Connollys hereby jointly and severally covenant and agree with the Purchaser, and the Purchaser hereby covenants and agrees with the Vendors (the Party or Parties so covenanting and agreeing to indemnify another Party being hereinafter in this Section 6.1 referred to as the "Indemnifying Party" and the party so to be indemnified being hereinafter referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any claims, demands, actions, causes of action, damage, loss, costs, liability or expense (hereinafter in this Article 6 called "Claims") which may be brought against the Indemnified Party and/or which it may suffer or incur as a result of, in respect of, or arising out of any material non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained herein or in any certificate or other document furnished by the Indemnifying Party pursuant hereto. The foregoing obligation of indemnification in respect of such Claims shall be

                  (i) subject to the limitation mentioned in Section 3.5 hereof respecting the survival of the representations and warranties of the Parties;

                  (ii) subject to the requirement that the Indemnifying Party shall, in respect of any Claim made by any third party, be notified in a timely manner by the Indemnified Party of all material particulars thereof and be afforded an opportunity at its sole cost and expense, to resist, defend and compromise the same; and

                  (iii) applicable only to the extent that such Claims, in the aggregate, exceed $10,000.00.

6.2      Carriage of Action -

         (a) In the event that within 10 days after receipt of the notice referred to in clause (ii) of Section 6.1 hereof, the Indemnifying Party gives notice to the Indemnified Party that the Indemnifying Party wishes to dispute the matter in question, the Indemnifying Party shall have the right to litigate such matter in the name of the Indemnified Party using counsel chosen by the Indemnifying Party and the Indemnifying Party shall also have the right to settle or compromise such matter in the name of the Indemnified Party; provided, however, that contemporaneously with such compromise or settlement the Indemnifying Party shall pay or cause to be paid to the Indemnified Party, the amount owing under this indemnity with respect to such matter and provided further that:

                  (i) the Indemnifying Party shall furnish security to the Indemnified Party in respect of any costs or damages arising in connection with any litigation;

                  (ii) the Indemnifying Party shall agree to reimburse the Indemnified Party promptly in respect of all out-of-pocket expenses of the Indemnified Party in connection with such litigation or pending litigation; and

                  (iii) the Indemnifying Party shall not be entitled to take any steps which would have the effect of forfeiting or otherwise terminating any contract, lease or other agreement, the benefit of which the Indemnified Party would otherwise be entitled to enjoy.

         (b) In the event that the Indemnifying Party does not provide the notice referred to in Subsection 6.2(a) assuming the defence of the Claim, the Indemnified Party may defend against such Claim in such manner as it deems appropriate and may take such action as may be reasonably prudent in the circumstances to settle any such Claim.

                                    ARTICLE 7
                                     GENERAL

7.1 Public Notices - Except for disclosures required by law, all public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Vendors and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other of them, such approval not to be unreasonably withheld.

7.2 Expenses - All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

7.3 Time - Time shall be of the essence hereof.

7.4 Notices - Any notice, direction or other document required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Section 7.4 called a "notice") to any Party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile to such Party:

         (a)      in the case of a notice to Connolly-Daw at:

                  Unit 38
                  775 Pacific Road
                  Oakville, Ontario
                  L6L 6M4
                  Facsimile No.: 905-827-1154

                  Attention: President

                  with a copy to Vendors' Counsel at:

                  Jackson L. Chercover, Q. C.
                  Barristers & Solicitors

                  111 Avenue Road
                  Suite 805
                  Toronto, Ontario
                  M5R 3J8
                  Facsimile No.: 416-925-6811

                  Attention: Mr. Jackson L. Chercover, Q.C.

         (b)      in the case of a notice to 1199846 at:

                  Unit 38
                  775 Pacific Road
                  Oakville, Ontario
                  L6L 6M4
                  Facsimile No.: 905-827-1154

                  Attention: President

                  with a copy to Vendors' Counsel at:

                  Jackson L. Chercover, Q. C.
                  Barristers & Solicitors
                  111 Avenue Road
                  Suite 805
                  Toronto, Ontario
                  M5R 3J8
                  Facsimile No.: 416-925-6811

                  Attention: Mr. Jackson L. Chercover, Q.C.

         (c)      in the case of a notice to the Connollys at:

                  Unit 38
                  775 Pacific Road
                  Oakville, Ontario
                  L6L 6M4
                  Facsimile No.: 905-827-1154

                  with a copy to:

                  Jackson L. Chercover, Q. C.
                  Barristers & Solicitors
                  111 Avenue Road

                  Suite 805
                  Toronto, Ontario
                  M5R 3J8
                  Facsimile No.: 416-925-6811

                  Attention: Mr. Jackson L. Chercover, Q.C.

         (d)      in the case of a notice to the Purchaser at:

                  14 Meteor Drive
                  Etobicoke, Ontario
                  M9W 1A4
                  Facsimile No.: 416-675-8838

                  Attention: President

                  with a copy to Purchaser's Counsel at

                  Walker, Head
                  Barristers & Solicitors
                  Suite 200, 1305 Pickering Parkway
                  Pickering, Ontario
                  L1V 3P2
                  Facsimile No. 905-420-1073

                  Attention: Mr. Victor A. Sgro

or at such other address as the Party to whom such writing is to be given shall have last notified the Party giving the same in the manner provided in this section. Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the third Business Day following the date of its mailing. Any notice transmitted by facsimile shall be deemed given and received on the first Business Day after its transmission. Failure to transmit timely or adequate notice to Vendor's Counsel or to Purchaser's Counsel, as the case may be, shall not invalidate, nullify or otherwise detrimentally affect the provision of same to a Party.

7.5 Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties hereto. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and successors (including any successor by reason of amalgamation of the Purchaser or the Vendors) and permitted assigns.

7.6 Further Assurances - The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

7.7 Severability - If any covenant or provision of this Agreement is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining covenants and provisions hereof and shall, as to such jurisdiction, be deemed to be severed from this Agreement to the extent of such prohibition.

7.8 Counterparts - This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement.

                                      CONNOLLY-DAW HOLDINGS
                                      INC.

                                      Per: /s/ Wendy Connolly
                                          ---------------------------------
                                               President - Wendy Connolly

                                      Per: /s/ Douglas Connolly
                                          ---------------------------------
                                               Secretary - Douglas Connolly

                                      1199846 ONTARIO LTD.

                                      Per: /s/ Douglas Connolly
                                          ---------------------------------
                                               President - Douglas Connolly

                                      Per: /s/ Wendy Connolly
                                          ---------------------------------
                                               Secretary-Treasurer -
                                               Wendy Connolly

SIGNED, SEALED AND DELIVERED   )
  - in the presence of -       )
                               )      /s/ Douglas Connolly
------------------------------ )      ----------------------------
WITNESS                        )        DOUGLAS CONNOLLY
                               )
                               )      /s/ Wendy Connolly
------------------------------ )      ----------------------------
WITNESS                        )        WENDY CONNOLLY

                                      NTN INTERACTIVE NETWORK INC.

                                      Per: /s/ Peter Rona
                                          ---------------------------------
                                               President - Peter Rona